UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by Appliance Recycling Centers of America, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2018, on December 26, 2018, the Company received that certain Amended and Restated Secured Promissory Note (the “ApplianceSmart Note”) from ApplianceSmart Holdings LLC (“ApplianceSmart Holdings”), a wholly-owned subsidiary of Live Ventures Incorporated (“Live”). In connection therewith, the Company entered into certain Security Agreements, each dated December 26, 2018, with each of ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of Live, and ApplianceSmart Contracting Inc. (“ApplianceSmart Contracting”), a subsidiary of ApplianceSmart Holdings, pursuant to which the Company took a security interest in certain assets of ApplianceSmart and ApplianceSmart Contracting to secure, among other things, all obligations under the ApplianceSmart Note and each of ApplianceSmart’s and ApplianceSmart Contracting’s guaranty in favor of the Company of the repayment of ApplianceSmart Holdings’ obligations under the Note. As of March 18, 2019, there was approximately $3.9 million outstanding on the ApplianceSmart Note.

As reported by Live in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2019, on March 15, 2019, ApplianceSmart entered into a Loan and Security Agreement (the “Loan Agreement”) with Crossroads Financing, LLC (the “Lender”). Advances under the Loan Agreement are guaranteed by ApplianceSmart Holdings and ApplianceSmart Contracting. As a condition to the Lender’s entry into the Loan Agreement and providing the credit facility thereunder, the Lender required that all obligations of ApplianceSmart, ApplianceSmart Holdings and ApplianceSmart Contracting (collectively, the “ApplianceSmart Entities”) to the Company and the Company’s security interest in the assets of the ApplianceSmart Entities be subordinated in favor of the Lender. As reported by Live, the proceeds of the credit facility under the Loan Agreement are intended to, among other things, be used to repay a portion of the outstanding amount owed to the Company under the ApplianceSmart Note.

On March 15, 2019, the Company entered into a Subordination Agreement with the Lender and, on March 18, 2019, the Company entered into an Intercreditor and Subordination Agreement with the Lender (collectively, the “Subordination Agreements”). Pursuant to the Subordination Agreements, the Company agreed to subordinate the payment of indebtedness of the ApplianceSmart Entities to the Company and the Company’s security interest in the assets of the ApplianceSmart Entities to the payment of any and all debts, obligations and liabilities of the ApplianceSmart Entities to the Lender and the Lender’s security interest in the assets of the ApplianceSmart Entities. In exchange for entering into the Subordination Agreements, the parties have agreed that ApplianceSmart and ApplianceSmart Contracting will pay, or make arrangements to pay, a prepayment of up to approximately $1.2 million on the outstanding amount of the ApplianceSmart Note within fifteen days of the closing of the Loan Agreement. The Subordination Agreements were approved by a special committee of the Company’s Board of Directors composed entirely of an independent and disinterested director.

As previously disclosed, Jon Isaac, the President and Chief Executive Officer of Live, is the CEO, Manager and sole member of Isaac Capital Group, LLC, which, as of September 11, 2018, was the beneficial owner 14.8% of the outstanding capital stock of the Company. Jon Isaac is also the son of Tony Isaac, the Chief Executive Officer of the Company and former Chief Executive Officer of ApplianceSmart.

The foregoing descriptions of the Subordination Agreements are qualified in their entirety by reference to the Subordination Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference in this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

No.	Description
10.1	Subordination Agreement, dated March 15, 2019, from Appliance Recycling Centers of America, Inc. to Crossroads Financing, LLC.
10.2	Intercreditor and Subordination Agreement, dated March 18, 2019, by and between Appliance Recycling Centers of America, Inc. and Crossroads Financing, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: March 21, 2019	/s/ Tony Isaac
Tony Isaac
Chief Executive Officer

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